Exhibit 10.19

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

LICENSE AGREEMENT

This agreement (“Agreement”) is made by and between

University of Zurich
Rämistrasse 71
CH-8006 Zurich (Switzerland)

(“UNIVERSITY”)

and

Hookipa Biotech GmbH
Julius Raab Platz 4
A - 1010 Vienna
Austria

(“LICENSEE”)

UNIVERSITY and LICENSEE are hereafter collectively referred to as “Parties” or separately as a “Party”.

This Agreement is effective upon signature by both Parties (“Effective Date”).

RECITALS

WHEREAS, UNIVERSITY is owner of Patent Rights (as defined below) on an invention in the field of recombinant arenavirus vectors as described therein (“Invention”);

WHEREAS, UNIVERSITY is desirous that the Invention be developed and commercially exploited to the fullest possible extent in accordance with sound and reasonable business practices in the international pharmaceutical business of companies like the LICENSEE with the goal that the Invention’s benefits can be enjoyed by the general public;

WHEREAS, LICENSEE wishes to obtain, and UNIVERSITY is willing to grant, an exclusive license to the Patent Rights on the terms and conditions set out below.

NOW, THEREFORE, the Parties agree:

1.                                      DEFINITIONS

All terms, as defined herein, shall have the same meanings in both their singular and plural forms.

1.1                               “Affiliate” means any corporation or other business entity in which LICENSEE owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors, or in which LICENSEE is owned or controlled directly or indirectly by at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.2                               “Commercially Reasonable Efforts” [***].

1.3                               “First Commercial Sale” means the initial practice of a Licensed Method or the initial transfer of a Licensed Product by or on behalf of LICENSEE or its Affiliates, Sublicensees to a third party in exchange for cash or some equivalent to which value can be assigned in any country after all required marketing and pricing approvals have been granted, or otherwise permitted, by the authorities of such country.

1.4                               “Scientific Founders” shall be Lukas Flatz, Andreas Bergthaler, Rudolf M. Zinkernagel and Daniel Pinschewer.

1.5                               “Invention” shall mean as in the Recitals hereof.

1.6                               “Licensed Method” means any method which, in the course of being practiced, would be within the scope of one or more pending or issued and unexpired claims of the Patent Rights.

1.7                               “Licensed Product” means any composition, product or service which, in the course of manufacture, use, sale or importation, would be within the scope of one or more pending or issued and unexpired claims of Patent Rights or which was identified, isolated or developed through the use of a Licensed Method.

1.8                               “Net Sales” [***].

1.9                               “Patent Rights” means any of the following: PCT-Patent Application No.  PCT/EP08/010994, entitled “Propagation-deficient arenavirus vectors” disclosing and claiming the Invention and continuing applications thereof including divisions, substitutions, and continuations-in-part (but only to extent any claims thereof are enabled by disclosure of the original PCT Parent Application No.  PCT/EP08/010994); any patents issuing on said applications including reissues, reexaminations and extensions; and any corresponding applications, patents and extensions in other countries as listed in Appendix A hereto (to be amended from time to time).  It is understood that UNIVERSITY shall not claim any rights other than in Patent Rights to inventions, materials or technologies developed solely by LICENSEE solely by third parties.  Patent applications and patents based on such inventions, materials or technologies may be dependent on Patent Rights but will be fully vested in LICENSEE or such other third party.

1.10                        “Sublicensee” means a third party to whom LICENSEE grants a sublicense of certain rights granted to LICENSEE under this Agreement.

1.11                        “Territory” means the whole world.

1.12                        “Term” means, on a country by country basis, the period of time beginning on the Effective Date and ending on the expiration date of the longest-lived Patent Right in such country.

2.                                      GRANTS

2.1                               License.  Subject to the limitations set forth in this Agreement, UNIVERSITY hereby grants to LICENSEE, and LICENSEE hereby accepts, a license to Patent Rights to

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

make and have made, use, sell, offer for sale, and import Licensed Products and to practice the Patent Rights and the Licensed Methods within the Territory and during the Term.  The license granted herein is exclusive for the Patent Rights and the Licensed Products and UNIVERSITY shall neither directly or indirectly grant or allow to be granted to third parties any rights to use or further license under Patent Rights or for Licensed Products within the Territory and during the Term (ii) nor will, subject to the terms and conditions of Paragraph 2.3 and 6.2, UNIVERSITY itself knowingly tolerate any third party to directly or indirectly use or further license any Patent Rights hereunder. UNIVERSITY shall promptly inform LICENSEE in writing about any information or inquiries it receives from any third party related to any Patent Rights or Licensed Products hereunder.

2.2                               Sublicense.

(a)                                 The license granted in Paragraph 2.1 includes the right of LICENSEE to grant sublicenses to third parties during the Term.  The terms and conditions of any sublicense shall be in accordance with sound and reasonable business practices in the international pharmaceutical business for companies like the LICENSEE and any fees charged shall be reasonable within the ambit of comparable rights granted by comparable third parties therein.

(b)                                 With respect to any sublicense granted pursuant to Paragraph 2.2(a), LICENSEE shall:

(1)                                 not receive, or agree to receive, anything of value in lieu of cash other than equity in a third party counterparty as considerations from a third party under a sublicense granted pursuant to Paragraph 2.2(a) without the express prior written consent of UNIVERSITY, which shall not be unreasonably withheld, whereby a commercially reasonable value shall be attributed to such transfer (incl. to equity in a third party counterparty) and sublicense consideration in lieu of cash and valuated as Sublicense Fees by the LICENSEE and UNIVERSITY;

(2)                                 to the extent applicable, include all of the rights of and obligations due to UNIVERSITY and contained in this Agreement;

(3)                                 promptly notify UNIVERSITY of each sublicense agreement entered into and provide UNIVERSITY with a copy of such sublicense agreement; and

(4)                                 use all Commercially Reasonable Efforts to collect all LICENSEE payments under the sub-license and forward all payments due by LICENSEE, directly or indirectly, to UNIVERSITY on the terms and conditions hereof from Net Sales, sublicense fees or sublicense consideration in kind of Sublicensees and summarize and deliver all reports due, directly or indirectly, to UNIVERSITY from Sublicensees, whereby Paragraph 5.3 remains reserved.

(c)                                  Upon termination of this Agreement in accordance with its terms for whatever reasons, UNIVERSITY, at its sole discretion, shall determine whether LICENSEE shall have to cancel or to assign to UNIVERSITY any and all sublicenses provided that sublicensee wishes to receive such direct license from the

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

UNIVERSITY.  Save as otherwise agreed by UNIVERSITY and the assignee, such assignment shall be contingent upon the express acceptance by the Sublicensee of all provisions of this Agreement.

2.3                               Reservation of Rights.  UNIVERSITY reserves the right to use the Patent Rights for internal educational and research purposes free of charge whereby Paragraph 2.1, last sentence remains reserved.

3.                                      CONSIDERATIONS

Fees and Royalties.  In consideration for the license granted herein to LICENSEE under Patent Rights, UNIVERSITY owns a total number of 2.297 (two thousand two hundred ninety-seven) shares with a nominal value of EURO 2.297,00 (Euro two thousand two hundred ninety-seven) of LICENSEE’s common stock representing [***] of the LICENSEE’s total equity capital of [***].

Moreover, LICENSEE agrees to pay to UNIVERSITY:

(a)                                 an earned royalty of [***] on the Net Sales of Licensed Products or Licensed Methods as set forth in Paragraph 5.3 (b);

(b)                                 on all sublicense fees and sublicense considerations in kind received by LICENSEE from its Sublicensees in aggregate that are not earned royalties:

•                  [***] on fractions below or equal to [***] in fees and considerations in kind cumulative for all sublicenses;

•                  [***] on fractions between more than [***] and up to and including [***] in fees and considerations in kind cumulative for all sublicenses;

•                  [***] on fractions of more than [***] in fees and considerations in kind cumulative for all sublicenses.

It is understood that payments from Sublicensees or grants from third parties, including CTI grants, EU Framework Program grants and the like to LICENSEE dedicated for direct use for the financing of research or product development under a research or development services agreement between LICENSEE on the one hand and sublicensees or third party on the other hand shall not be considered sublicense fees or sublicense considerations in kind for the purposes of this Paragraph 0 c) and no compensation for UNIVERSITY shall be due on such payments.

All fees and royalty payments specified in this Paragraph 3.1 shall be paid by LICENSEE in accordance with the provisions of Paragraph 5.3.

3.1                               Due Diligence.

(a)                                 LICENSEE (directly and/or through one or more Affiliates and/or Sublicensees) shall use its Commercially Reasonable Efforts:

(1)                                 to diligently proceed with the development, manufacture and sale of suitable Licensed Products and the use of the Patent Rights and the Licensed Methods;

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(2)                                 upon market entry of any Licensed Product on a country-by-country basis, to promote the sale of such Licensed Products and the use of the Patent Rights and the Licensed Methods in each such country of the Territory and to reasonably fill the market demand for Licensed Products and the use of Patent Rights and the Licensed Methods at any time during the term of this Agreement; and

(3)                                 to obtain, on a country-by-country basis, the necessary governmental approvals for the manufacture, use and sale of any Licensed Products and, to the extent necessary, the use of Patent Rights and the Licensed Methods;

in the United States, in Europe (EPC contracting states including Germany, France, United Kingdom, Italy, Switzerland, Belgium, Netherlands, Spain, Sweden, Austria) and Japan.

(b)                                 If LICENSEE fails to use Commercially Reasonable Efforts to perform any of its obligations specified in Paragraphs 3.2(a)(1)-(3) in any country of [***], then UNIVERSITY shall have the right to demand in writing a development and, if applicable, marketing plan, detailing key activities and expected timetables for such country which shall be provided within [***] upon such demand in writing by the UNIVERSITY. If UNIVERSITY reasonably rejects such plan for such country in writing, the Parties shall meet to discuss in good faith possible amendments to the development and/or marketing plan.  In the absence of agreement to such amendments within further [***] upon such written notice by the UNIVERSITY the UNIVERSITY shall have the right and option to terminate this Agreement by written notice and with immediate effect.

3.2                               Renegotiation.  In the event the business circumstances of LICENSEE are substantially modified over time from its initial layout beyond the reasonable control of the Parties, then both Parties may request and the other Party agrees to negotiate in good faith the adaptation of terms and conditions of this Agreement.  In the event LICENSEE faces problems in the context of capitalization of the company due to UNIVERSITY’S equity position, the Parties shall use all Commercially Reasonable Efforts to negotiate and finalise in good faith negotiations for a possible purchase of UNIVERSITY’S shares by LICENSEE, the other shareholders of the Company or any third party.  It is understood, however that it is in the UNIVERSITY’S sole discretion and that UNIVERSITY is under no obligation whatsoever to effect such purchase.

4.                                      ANTI DILUTION PROTECTION

4.1                               The UNIVERSITY’S equity position may be diluted, however such dilution shall in no event be greater than that of Scientific Founder’s initial equity portion in average whereby new cash investments of Scientific Founders other their initial equity investment and transactions of stocks to Scientific Founders in the context of an employee stock ownership plan shall not be taken into account in this respect).  The LICENSEE shall not dilute UNIVERSITY’S equity position below [***] of the total outstanding stock of LICENSEE until LICENSEE has accrued total funds of [***].  in form of equity capital.  Shares issued to UNIVERSITY shall provide for equal but proportionate rights and restrictions as the Scientific Founders’ shares and if not all of the Scientific Founders receive shares with equal rights and restrictions, UNIVERSITY’S shares shall follow the

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

more beneficial rights and restrictions.  UNIVERSITY shall adhere to the shareholders agreement and such other agreements as may be required to give effect to this paragraph;

5.                                      REPORTS, RECORDS AND PAYMENTS

5.1                               Reports.

(a)                                 Progress Reports.

(1)                                 Beginning January 1, 2012 and ending on the date of First Commercial Sale of a Licensed Product in [***], LICENSEE shall submit to UNIVERSITY annual progress reports covering LICENSEE’S (and each Affiliate’s and Sublicensee’s) activities to develop and test Licensed Products and to use the Patent Rights and the Licensed Methods and to obtain governmental approvals necessary for marketing a Licensed Product in such countries.  Such reports shall include a summary of work completed; summary of work in progress; current schedule of anticipated events or milestones; market plans for introduction of any Licensed Products under research or development and the use of Patent Rights and Licensed Methods; and a summary of resources spent in the reporting period.

(2)                                 LICENSEE shall also report to UNIVERSITY, in its immediately subsequent progress report, the date of First Commercial Sale of any Licensed Product or Patent Rights or Licensed Methods in each above country.

(b)                                 Royalty Reports.  After the First Commercial Sale of a Licensed Product or the practice of a Patent Rights or a Licensed Method anywhere in the world, LICENSEE shall submit to UNIVERSITY [***] royalty reports on or before [***] of each [***]. Each royalty report shall cover LICENSEE’S (and each Affiliate’s and Sublicensee’s) most recently completed [***] and shall show:

(1)                                 [***];

(2)                                 [***];

(3)                                 [***];

(4)                                 [***]; and

(5)                                 [***].

If no sales of Licensed Products or sub-licenses of Patent Rights or Licensed Methods have been made and no sublicense revenues have been received by LICENSEE during any reporting period, LICENSEE shall so report.

The royalty report shall be certified as correct by an authorized officer of LICENSEE.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

5.2                               Records & Audits.

(a)                                 LICENSEE shall keep, and shall require its Affiliates and Sublicensees to keep, accurate and correct records of all Licensed Products manufactured, used, and/or sold, and sublicense fees or other sublicense consideration received for any Patent Rights or Licensed Methods under this Agreement.  Such records shall be retained by LICENSEE for at least [***] following a given reporting period.

(b)                                 All records shall be available during normal business hours for inspection at the expense of UNIVERSITY by UNIVERSITY’S Internal Audit Department or by a public accountant selected by UNIVERSITY and in compliance with the other terms of this Agreement for the sole purpose of verifying reports and payments.  Such inspector shall not disclose to UNIVERSITY any information other than information relating to the accuracy of reports and payments made under this Agreement or other compliance issues.  In the event that any such inspection shows an underpayment in excess of [***] then LICENSEE shall pay the cost of the audit as well as any additional sum which would have been payable to UNIVERSITY had LICENSEE reported correctly, plus an interest charge at a rate of [***] per year on such additional sum.  Such interest shall be calculated from the gate on which the correct payment was due to UNIVERSITY up to the date when such payment is actually made by LICENSEE.  For underpayment not in excess of [***] for any [***] LICENSEE shall pay the difference within [***] without interest charge or inspection costs.

(c)                                  LICENSEE agrees to have an audit of sales and royalties conducted by an independent auditor at least every [***] if annual Net Sales by LICENSEE, its Affiliates or Sublicensees are totaling over [***]. The audit shall address, at a minimum, the amount of gross sales and Net Sales by or on behalf of LICENSEE during the audit period, the amount of royalties owed to UNIVERSITY under this Agreement, and whether the royalties owed have been paid to UNIVERSITY.  A report certified by the auditor shall be submitted promptly by the auditor directly to UNIVERSITY on completion.  LICENSEE shall pay the entire cost of the audit.

5.3                               Payments.

(a)                                 All fees due to UNIVERSITY shall be paid to the following bank account, or to such other bank account specified in writing by UNIVERSITY to LICENSEE:

[***]

(b)                                 Royalty Payments.

(1)                                 Royalties shall accrue when Licensed Products are delivered, invoiced and paid by a third party other than an Affiliate of LICENSEE to LICENSEE; or if not delivered, invoiced and paid to LICENSEE or to an Affiliate, when delivered, invoiced and paid by a third party to a Sublicensee of LICENSEE and reported by Sublicensee to LICENSEE.

(2)                                 LICENSEE shall pay earned royalties [***] on or before [***] of each [***]. Each such payment shall be for earned royalties accrued within

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

LICENSEE’S most recently completed [***].

(3)                                 LICENSEE shall pay any withholding taxes levied by any national, federal, state or local authority on such earned royalties as required by law and provide UNIVERSITY with appropriate documentation of such tax payment.  LICENSEE shall use Commercially Reasonable Efforts to: (i) avoid or minimize any such withholding; and (ii) take advantage of any double taxation treaty as may be available.

(4)                                 In the event that any patent or patent claim within Patent Rights is (i) either held invalid in a final decision by a patent office from which no appeal or additional patent prosecution has been or can be taken in any country of the Territory, or by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, or (ii) the LICENSEE is under no obligation to seek for patent protection in such country on the terms and conditions hereof and has indeed abstained from requesting or enforcing such patent protection, in case of (ii) only to the extent Licensed Products are not produced in a country in which there exists such patent protection; all obligations to pay royalties based solely on that patent or claim or any claim patentably indistinct therefrom shall cease as of the date of such final decision in such country of the Territory. LICENSEE shall not, however, be relieved from paying any royalties which (x) accrued before the date of such final decision invalidating such patent or patent claim within the Patent Rights, or (y) are based on another patent or claim not involved and not affected by such final decision.

(c)                                  In the event royalty, reimbursement and/or fee payments are not received by UNIVERSITY when due, LICENSEE shall pay to UNIVERSITY interest charges at a rate of [***] per year.  Such interest shall accrue as from the date when such payment was due until the corresponding amount is actually received by UNIVERSITY.

6.                                      PATENT MATTERS

6.1                               Patent Prosecution and Maintenance.

(a)                                 LICENSEE, at its own expense, utilizing patent attorneys of its choice, shall be responsible for the filing, prosecution and maintenance of patent applications and patents within the Patent Rights in at least the following countries: United States, Europe (EPC contracting states Germany, France, United Kingdom, Italy, Switzerland, Belgium, Netherlands, Spain, Sweden, Austria), Japan, and China.  Any such filings shall be in the name of UNIVERSITY and LICENSEE shall be acting in the best interest of UNIVERSITY in filing, prosecuting and maintaining the Patent Rights.  LICENSEE, or its patent counsel shall provide UNIVERSITY on an ongoing basis with copies of all documentation relating to such filing, prosecution and maintenance and UNIVERSITY shall keep this documentation confidential.  However it is understood that copies of such documentation regarding issued patents shall be limited to mere correspondence with patent counsel and patent authorities except in case of procedures related to infringement or litigation of such issued patents.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(b)                                 UNIVERSITY shall, at its own expense, fully cooperate with LICENSEE in preparing, filing, prosecuting and maintaining any patent applications and patents in the Patent Rights.  LICENSEE, or its patent counsel, shall consult with UNIVERSITY in all aspects of the preparation, filing, prosecution and maintenance of Patent Rights and shall provide UNIVERSITY sufficient opportunity to comment on any document that LICENSEE intends to file or to cause to be filed with the relevant intellectual property or patent office.  LICENSEE, or its patent counsel, shall provide UNIVERSITY on an ongoing basis with copies of all documentation relating to such prosecution and UNIVERSITY shall keep this documentation confidential.

(c)                                  LICENSEE shall apply for an extension of the term of any patent in Patent Rights if appropriate under the US Drug Price Competition and Patent Term Restoration Act and/or European, Japanese and other foreign counterparts thereof.  LICENSEE shall prepare all documents for such applications, and UNIVERSITY shall execute such documents and take any other additional action as LICENSEE may reasonably request in connection therewith.

6.2                               Patent Infringement.

(a)                                 If either Party learns of any infringement of Patent Rights, such Party shall so inform the other Party in writing and provide all reasonable available evidence of such infringement.  Both Parties shall co-operate and use all Commercially Reasonable Efforts to terminate the infringement first by way of amicable settlement without litigation.

(b)                                 To the extent it is not possible to terminate such infringement by way of amicable settlement within [***] upon written notification by the LICENSEE to the UNIVERSITY under (a) above), LICENSEE is entitled but not bound to request UNIVERSITY to take legal action against such third party for the infringement of Patent Rights at the UNIVERSITY’S expense.  Such request shall be made in writing and shall include reasonable evidence of such infringement and damages to LICENSEE.  If the infringing activity has not abated [***] following LICENSEE’S written request, UNIVERSITY shall elect to or not to commence suit on its own account.  UNIVERSITY shall give notice of its election in writing to LICENSEE by the end of the [***] after receiving notice of such request from LICENSEE.  Thereafter, LICENSEE may bring suit for patent infringement at its own expense to the extent UNIVERSITY elects not to commence suit and the infringement occurred in any country of the Territory where LICENSEE has an exclusive license under this Agreement.  University shall give all necessary powers for instituting infringement proceedings.  If LICENSEE elects to bring suit, UNIVERSITY may join that suit at its own expense.  If however UNIVERSITY joins such suit on demand of LICENSEE because it is legally necessary, all costs including attorney’s fees shall be at expense of LICENSEE.

(c)                                  Recoveries from actions brought pursuant to Paragraph 6.2(b) shall belong to the Party bringing suit at its own expense except that in the event that LICENSEE brings suit for infringement of Patent Rights at its own expense and an acceptable settlement is entered into or monetary damages are awarded in a final non-appealable judgment to the LICENSEE, UNIVERSITY shall be reimbursed for any amount which would have been due to UNIVERSITY under

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

this Agreement if such monetary damages had been sublicense consideration received by the LICENSEE from any sublicensee on the terms and conditions hereof. Legal actions brought jointly by UNIVERSITY and LICENSEE and fully participated in by both shall be at the separate expense of each of the Parties and all recoveries shall be shared severally by them in proportion to their respective share of expense paid by each such Party.

(d)                                 Each party shall cooperate with the other in litigation proceedings at the expense of the party bringing suit.  Litigation shall be controlled by the party bringing the suit, except that UNIVERSITY may be represented, at its own cost, by counsel of its choice in any suit brought by LICENSEE.

6.3                               Patent Marking.  LICENSEE shall mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

7.                                      GOVERNMENTAL MATTERS

Governmental Approval or Registration.  If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE shall assume all legal obligations to do so.  LICENSEE shall notify UNIVERSITY if it becomes aware that this Agreement is subject to any government reporting or approval requirement.  LICENSEE shall make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

8.                                      TERMINATION OF THE AGREEMENT

8.1                               Termination by UNIVERSITY.

(a)                                 If LICENSEE fails to perform or violates any term of this Agreement including but not limited to if LICENSEE is four calendar months in arrears with payment according to Paragraph 5.3, then UNIVERSITY shall be entitled to give LICENSEE written notice of default specifying the nature of default and requiring to cure it (“Notice of Default”).  If LICENSEE fails to cure the default within [***] upon the date of the Notice of Default, then UNIVERSITY shall be entitled to terminate this Agreement and the license granted herein by sending a second written notice (“Notice of Termination”) to LICENSEE.  If such a Notice of Termination is sent to LICENSEE, this Agreement shall automatically terminate on the effective date of that notice.  Termination shall not relieve LICENSEE of its obligation to pay any fees owed at the time of termination and shall not impair any accrued right of UNIVERSITY.  In case of termination caused by default of payment all respective interest for default are to be paid additionally.

(b)                                 This Agreement shall automatically terminate in the event of the filing by LICENSEE of a petition of bankruptcy or insolvency or both, or in the event of an adjudication that LICENSEE is bankrupt or insolvent or both, or upon filing by LICENSEE of any petition or pleading asking reorganization, readjustment or rearrangement of its business under any law relating to bankruptcy or insolvency, or prior to appointment of a receiver for all or substantially all of the property of LICENSEE or prior to the making of any assignment for the benefit of creditors or

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

prior to the institution of any proceedings for the liquidation or winding-up of LICENSEE’S business or for the termination of its corporate charter, and any rights granted by UNIVERSITY to LICENSEE under this Agreement shall be revoked with immediate effect and vest in UNIVERSITY.

(c)                                  If at any time during the term of this Agreement LICENSEE directly or indirectly opposes or assists any third party to oppose the grant of letters patent or any patent application within the Patent Rights or disputes or directly or indirectly assists any third party to dispute the validity of any patent within the Patent Rights or any of the claims thereof, then UNIVERSITY shall be entitled at any time thereafter to terminate all or any of the licenses granted hereunder forthwith by written notice thereof to LICENSEE.

(d)                                 UNIVERSITY shall be entitled to terminate this Agreement with immediate effect in accordance with Paragraph 3.2(b).

8.2                               Termination by Licensee.

(a)                                 LICENSEE shall have the right at any time and for any reason to terminate this Agreement upon a six (6) months prior written notice to UNIVERSITY.  Said notice shall state LICENSEE’S reason for terminating this Agreement.

(b)                                 Any termination under Paragraph 8.2(a) shall not relieve LICENSEE of any obligation or liability accrued under this Agreement prior to termination or rescind any payment made to UNIVERSITY or action by LICENSEE prior to the time termination becomes effective.  Termination shall not affect in any manner any rights of UNIVERSITY arising under this Agreement prior to termination.

8.3                               Survival on Termination.  Upon expiration or termination of the Agreement, the obligations which by their nature are intended to survive expiration or termination of the Agreement shall survive.

8.4                               Disposition of Licensed Products on Hand.  Upon termination of this Agreement, LICENSEE may dispose of all previously made or partially made Licensed Product within a period of [***] of the effective date of such termination provided that the sale of such Licensed Product by LICENSEE, its Sublicensees, or Affiliates shall be subject to the terms of this Agreement, including but not limited to the rendering of reports and payment of royalties required under this Agreement.

8.5                               Transfer of Patent Responsibility.  In the event of the termination of this Agreement, LICENSEE shall provide UNIVERSITY without delay with all necessary information, documents etc. relating to the application, filing and/or prosecution of the Patent Rights in order to prepare and effect a transfer to patent attorneys of UNIVERSITY’S choice and take all actions at its own costs to ensure patent maintenance until termination becomes effective.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

9.                                      LIMITED WARRANTIES AND INDEMNIFICATION

9.1                               Limited Warranties.

(a)                                 UNIVERSITY warrants that (i) it has the lawful right to grant this license to each of the Patent Rights and the Licensed Method; that (ii) it is not aware that, at the date hereof, the Patent Rights do infringe the intellectual property of any third party; that (iii) it is not aware that there is, at the date hereof, a claim or proceeding pending or threatened or any correspondence of information from any third party (written or oral or otherwise) that the license granted hereunder to LICENSEE would infringe the rights of any third party; (iv) that UNIVERSITY has not, and during the term of this Agreement will not, grant any license or other right to use the Patent Rights to make and have made, use, sell, offer for sale, and import Licensed Products and to practice the Patent Rights and the Licensed Methods within the Territory and during the Term to any third party which would conflict with the rights to use granted to LICENSEE on the terms and conditions hereof and (v) the execution and delivery of this Agreement by UNIVERSITY have been duly authorized by all UNIVERSITY corporate action.

(b)                                 Apart from the limited terms and conditions of (a) above, the license granted herein is provided “AS IS” and without WARRANTY OF MERCHANTABILITY or WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE or any other warranty, express or implied.  UNIVERSITY makes no representation or warranty that the Licensed Product, Licensed Method or the use of Patent Rights will not infringe any other patent or other proprietary rights.

(c)                                  In no event shall UNIVERSITY be liable for any incidental, special or consequential damages resulting from exercise of the license granted herein or the use of the Invention, the Patent Rights, the Licensed Products or Licensed Methods.

(d)                                 Apart from the terms and conditions of (a) above, nothing in this Agreement shall be construed as:

(1)                                 a warranty or representation by UNIVERSITY as to the validity or scope of any Patent Rights;

(2)                                 a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or shall be free from infringement of patents of third parties;

(3)                                 an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Paragraph 6.2 hereof;

9.2                               Indemnification.

(a)                                 Each Party (the “Indemnifying Party”) shall indemnify, hold harmless and defend the respective other Party (the “Indemnified Party”), its officers, employees and agents; and the inventors of the patents and patent applications in Patent Rights and their employers against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of any claims made or suits brought by third parties against the Indemnified Party or any of the foregoing that arise or result from any of the following (i) a material breach of this Agreement by the Indemnifying Party, its Affiliates, sub-licensees, officers, employees, advisors or agents; or (ii) the gross negligence or willful misconduct

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

of the Indemnifying Party, its Affiliates, sub-licensees, officers, employees, advisors or agents; whereby this indemnification shall, for LICENSEE as Indemnifying Party, include, but not be limited to, any product liability for any Licensed Product.

(b)                                 LICENSEE, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance or an equivalent program of self-insurance.

(c)                                  Each of the Parties shall notify the respective other Party in writing of any claim or suit brought against the notifying Party in respect of which such notifying Party intends to invoke the provisions of this Article and keep each other informed on a current basis of its defense of any claims under this Article.

10.                               USE OF NAMES AND TRADEMARKS

10.1                        Nothing contained in this Agreement confers any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either Party hereto (including contraction, abbreviation or simulation of any of the foregoing).

10.2                        UNIVERSITY may disclose to the inventors of the Invention the terms and conditions of this Agreement upon their request.  If such disclosure is made, UNIVERSITY shall request the Inventors agree in writing not to disclose such terms and conditions to any other persons or entities.

10.3                        UNIVERSITY may disclose the mere existence of this Agreement and the extent of the grant in Article 2 to third parties, but UNIVERSITY shall refrain from disclosing the detailed business and financial terms of this Agreement to third parties, except where UNIVERSITY is required by law to do so.

11.                               MISCELLANEOUS PROVISIONS

11.1                        Correspondence.  Any notice required to be given to either Party under this Agreement shall be deemed to have been properly given and effective:

(a)                                 on the date of delivery if delivered in person or by facsimile, or

(b)                                 five (5) business days after mailing if mailed by registered mail, postage paid, to the respective addresses given below, or to such other address as is designated by written notice given to the other Party.

If sent to LICENSEE:

Hookipa Biotech GmbH, Julius Raab Platz 4, A-1010 Vienna Austria

If sent to UNIVERSITY:

University of Zurich, c/o Unitectra, Technology Transfer Office; Ref. UZ-07/445; [***]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

11.2                        Assignability.  This Agreement shall not be assigned by LICENSEE except:

(a)                                 with the prior written consent of UNIVERSITY, which consent shall not be withheld unreasonably; or

(b)                                 as part of a sale or transfer of substantially the entire business of LICENSEE relating to operations which concern this Agreement.

LICENSEE shall notify UNIVERSITY within ten (10) days of any assignment of this Agreement by LICENSEE pursuant to Paragraph 11.2.(b).

11.3                        No Waiver.  No waiver by either Party of any breach or default of any covenant or agreement set forth in this Agreement shall be deemed a waiver as to any subsequent and/or similar breach or default.

11.4                        Governing Laws and Jurisdiction.  THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SWITZERLAND.  For any and all disputes arising from this Agreement, the Commercial Court of Zurich shall have exclusive jurisdiction, subject to the right of appeal provided by law

11.5                        Force Majeure.  A Party to this Agreement may be excused from any performance required herein if such performance is rendered impossible or unfeasible due to any catastrophe or other major event beyond its reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters.  When such events have abated, the non-performing Party’s obligations herein shall resume.

11.6                        Headings.  The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

11.7                        Entire Agreement.  This Agreement embodies the entire understanding of the Parties and supersedes all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter hereof.

11.8                        Amendments.  No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each Party.

11.9                        Severability.  Should some or several provisions of this Agreement be ineffective or invalid, or should there be an omission in this Agreement, the effectiveness, respectively the validity of the remaining provisions shall not be affected thereby.  An ineffective, respectively, invalid provision shall be replaced by the interpretation of the agreement which comes nearest to the meaning and the envisaged purpose of the ineffective respectively, invalid provision.  The same applies in the case of a contractual gap.

11.10                 Signature.  The terms and conditions of this Agreement shall, at UNIVERSITY’S sole option, be considered by UNIVERSITY to be withdrawn from LICENSEE’S consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the LICENSEE and a fully executed original

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

is received by UNIVERSITY within sixty (60) days from the date of UNIVERSITY signature found below.

IN WITNESS WHEREOF, both UNIVERSITY and LICENSEE have executed this Agreement, in duplicate originals, by their respective and duly authorized officers on the day and year first above written.

Vienna, 6th of October 2011

PHH Prochaska Heine Havranek Rechtsanwälte OG on behalf of Universität Zürich

Hookipa Biotech GmbH represented by Katherine Cohen

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Appendix A - List of Patent Rights

•                  PCT-Patent Application No.  PCT/EP08/010994 “Propagation-deficient arenavirus vectors”

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”.  AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Status:  September 26.  2011

Reference Number	Country	Assignee	Filling Date	Filing Number	Date of Publication	National/regional phase entry on	Registration/Publication Number
736-1	WO		22.12.2008	PCT/EP2008/010994	09.07.2009		WO 2009/083210
736-1 PCTCA	CA		22.12.2008	2,744,910		27.05.2011
736-1 PCTCN	CN		22.12.2008	200880123157.6	15.12.2010 101918565A	28.06.2010	101918565A
736-1 PCTCNHK	HK		22.12.2008	11105913.0 (based on CN 200880123157.6)		Actual filling date in HK 10.06.2011
736-1 PCTEP	EP		22.12.2008	08 868 316.4	13.10.2010	09.07.2010	2 238 255
736-1 PCTIN	IN		22.12.2008	1270/MUMNP/2010		10.06.2010
736-1 PCTJP	JP		22.12.2008	JP2010-540060	10.03.2011	28.06.2010	2011-507536
736-1 PCTUS	US		22.12.2008	12/810,382		24.06.2010